Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITOR

Interactive Technologies.com, Ltd.

      I consent to the reference to me under the caption "Experts" and to the use of my report dated September 10, 1999 with respect to the consolidated financial statements of Interactive Technologies.com, Ltd. and subsidiaries included in the Registration Statement on Form SB-2 and related prospectus of
Interactive Technologies.com, Ltd. dated August   , 2000.


                                          Robert Jarkow, CPA

Fort Lauderdale, Florida
August     , 2000